EXHIBIT 21.1


                                SUBSIDIARIES

              Name                                      Jurisdiction
              ----                                      ------------
CLF2, Inc. [d/b/a Cafe la france]                       Rhode Island
CLF Franchise Corporation [d/b/a Cafe la france]        Rhode Island